Exhibit 4.5

EXECUTION VERSION

REASSIGNMENT AND RELEASE

REASSIGNMENT AND RELEASE, dated as of December 18, 2025 (this “Reassignment”), among Discover Funding LLC, a Delaware limited liability company (the “Transferor”), Capital One, National Association (as successor by merger to Discover Bank, the “Master Servicer” and “Servicer”), and U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor, the Master Servicer and Servicer, and the Trustee are parties to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of May 18, 2025 (hereinafter as such agreement may have been, or may from time to time be, amended, restated, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, upon the termination of the Transferor’s obligations and responsibilities with respect to the Discover Card Master Trust I (the “Trust”) and termination of the Trust itself pursuant to Section 12.01 of the Pooling and Servicing Agreement (subject to the survival of any such obligations and responsibilities pursuant to the terms of the Pooling and Servicing Agreement or any other agreement to which the Transferor is a party or has acknowledged and agreed), the Trustee shall distribute to the Holder of the Transferor Certificate any Receivables and Interchange and cash remaining in the Trust in respect of the Transferor Interest pursuant to Section 12.03 of the Pooling and Servicing Agreement;

WHEREAS, subject to the terms and conditions hereof, the Trustee is hereby directed to distribute to the Holder of the Transferor Certificate any such Receivables and Interchange and cash remaining in the Trust in respect of the Transferor Interest;

WHEREAS, the conditions to termination of the Transferor’s obligations and responsibilities with respect to the Trust and termination of the Trust have been satisfied or waived;

NOW, THEREFORE, the Transferor, the Master Servicer and Servicer, and the Trustee hereby agree as follows:

1.   Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2.   Designation of Accounts. Schedule 1 to this Reassignment shall list each Account, the Receivables of which the Trustee is directed by the Transferor, the Master Servicer and the Servicer to be reassigned and released pursuant to Section 3 below, such list to be delivered on or before January 2, 2026.

3.   Reassignment and Release.

(a)   The Trustee does hereby transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty (except as set forth in Section 7 hereof),

on and after the date hereof, all right, title and interest of the Trustee in and to, and the Trustee does hereby release its security interest in, each and every Receivable whether now existing or hereafter created in the Accounts designated hereby, all monies due or to become due with respect thereto (including all Collections and Finance Charge Receivables), all Interchange, and all proceeds of such Receivables and Interchange and all cash remaining in the Trust in respect of the Transferor Interest.

(b)   In connection with such transfer, assignment, set-over and conveyance, the Trustee agrees to execute and deliver to the Holder of the Transferor Certificate on or prior to the date hereof, such instruments of transfer and assignment including, without limitation, any document necessary to release the Trustee’s security interest in such Receivables and Interchange, and such proceeds thereof, and to release any filing evidencing or perfecting such security interest, in each case without recourse, representation or warranty (except as set forth in Section 7 hereof), and in each case as shall be reasonably requested by the Holder of the Transferor Certificate to vest in the Holder of the Transferor Certificate all right, title and interest which the Trust or Trustee had in such Receivables and Interchange.

4.   Representations and Warranties of the Transferor. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as the foregoing may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and remedies in general or the rights and remedies of creditors of national banking associations, state banking corporations or similar financial institutions and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity, and by the discretion of the court before which any proceeding therefor may be brought.

5.   Representations and Warranties of the Trustee. Since the date of transfer by the Transferor under the Pooling and Servicing Agreement, the Trustee has not sold, transferred or encumbered any Receivable, Interchange or any interest in either.

6.   Counterparts; Electronic Execution. This Reassignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. Each of the parties hereto agrees that this transaction may be conducted by electronic means. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Reassignment using an electronic signature, it is signing, adopting, and accepting this Reassignment and that signing this Reassignment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Reassignment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Reassignment in a usable format.

7.   Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.   Recitals. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this Agreement or any related document.

9.   Indemnification. The rights, powers, indemnities and immunities of the Trustee under the Pooling and Servicing Agreement shall survive this Reassignment and shall apply, mutatis mutandis, to this Reassignment.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER FUNDING LLC, as Transferor

By:	/s/ Eric D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President, Treasurer

CAPITAL ONE, NATIONAL ASSOCIATION, as Master Servicer and Servicer

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

[Funding Reassignment]

Schedule 1

Account List

[To Be Delivered to the Trustee in accordance with Section 2]